Docusign Envelope ID: 012349B9-4685-42E6-89F3-655900C26A11

FIRST AMENDMENT TO OFFICE LEASE

(IBC / Shattuck Labs)

THIS FIRST AMENDMENT TO COMMERCIAL LEASE (this "Amendment") is made and entered into to be effective August 4, 2025 (the "Effective Date"), by and between INTERNATIONAL BANK OF COMMERCE, LAREDO, TEXAS, a Texas state bank ("Landlord"), and SHATTUCK LABS, INC., a Delaware corporation ("Tenant").

RECITALS:

A. Landlord and Tenant entered into that certain Office Lease made effective January 8, 2021 (the "Lease"), for the lease of 8,042 rentable square feet, known as Suite 1200 of the office building known as "IBC Bank Plaza" located at 500 W 5th Street, Ausitn, Texas (the "Building"), as more particularly described in the Lease (the "Original Leased Premises").

B. Landlord and Tenant desire to amend the Lease to: (i) provide for a reduction of the Original Leased Premises by 2,601 RSF, as shown and described on Exhibit A attached hereto and incorporated herein by reference, and (ii) make such other amendments as are reflected herein.

AGREEMENTS:

In consideration of these premises, the agreements made herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant amend the Lease and agree as follows:

1. Defined Terms. Unless defined differently herein or the context clearly requires otherwise, all capitalized terms used in this Amendment shall have the meaning ascribed to them under the Lease.

2. Recitals. The above recitals are incorporated herein for all purposes.

3. Reduction of Lease Leased Premises. As of the Effective Date herein, Landlord and Tenant hereby agree that the Lease and the Lease Term shall terminate with respect to that certain approximately 2,601 RSF portion of the Original Leased Premises depicted on Exhibit A (the "Give Back Space"), and, except as otherwise expressly set forth herein, all references in the Lease to the "Leased Premises" shall mean only that certain 5,441 RSF space depicted on Exhibit A (the "Reduced Lease Premises").

4. Rentable Square Feet. As of the Effective Date herein, for all purposes provided for in the Lease, excluding calculation of the Base Rent, Monthly Base Rent, and Additional Rent, Tenant's RSF basis shall be amended to 5,441 RSF, reflecting the reduction of the addition of the Give Back Space. For calculation of the Base Rent, Monthly Base Rent, and Additional Rent, Tenant's RSF basis shall remain 8,042 RSF through and including September 30, 2025. Effective on October 1, 2025, Tenant's RSF basis shall be 5,441 RSF.

5. Tenant's Pro Rata Share. For purposes of calculating Tenant's Proportionate Share of Operating Costs, Tenant's Operating Expense Proportionate Share shall remain 4.13% through and including October 31, 2025. Effective on November 1, 2025, Tenant's Operating Expense Proportionate Share shall be 2.793%.

6. Surrender and Access. On or before the twenty first (21st) day after the Effective Date (the "Give-Back Date"), Tenant shall vacate, surrender and deliver to Landlord the Give Back Space in the same condition that Tenant is required to deliver the Leased Premises to Landlord at the expiration of the Lease Term in accordance with the Lease. Upon the Give-Back Date, Landlord shall have access to the Give Back Space and Reduced Lease Premises, subject to the terms of Section 7 herein, to perform the Demising Work (defined below).

7. Segregation of Premises. At the sole cost and expense to Landlord, Landlord shall (i) cause the Reduced Lease Premises to be demised with a new demising wall (the "Demising Wall") installed to segregate the Give Back Space from the Reduced Lease Premises, (ii) finish the Demising Wall to appear consistent with of those of the Reduced Lease Premises, and (iii) ensure all MEP components are segregated between the Give Back Space and Reduced Lease Premises and in good working order once segregation is completed (collectively, the "Demising Work"). Any construction, alteration, or renovation required to complete the Demising Work shall occur during weekends and / or after normal business hours to ensure such construction or alteration does not interfere with Tenant's quiet enjoyment of the Reduced Lease Premises during normal business hours.

8. Renewal Option. The Renewal Option provided for by the Lease is hereby amended such that (i) the time to exercise the Renewal Option is extended such that Tenant may exercise the Renewal Option at any time before February 1, 2026, and (ii) the Renewal Term is reduced from a five year period to a two year period.

9. Right of First Offer: The ROFR provided for by the Lease is hereby terminated and all right and obligations thereunder of Landlord and Tenant are no longer enforceable.

10. Other. Except as expressly set forth in this Amendment, the Lease has not been modified or amended. The Lease, as amended by this Amendment, is in full force and effect. The parties hereto hereby ratify, confirm and approve in all respects the Lease as amended by this Amendment. The Lease, as amended by this Amendment, constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes and replaces for all purposes all prior and contemporaneous agreements and understandings, whether oral or written, between the parties hereto and their respective successors and permitted assigns. The Lease, as amended by this Amendment, cannot be modified or amended, except in writing executed by both parties hereto. The Lease, as amended by this Amendment, is governed by and will be construed and enforced in accordance with the laws of the State of Texas. Time is of the essence in the performance by each party of its obligations under the Lease, as amended by this Amendment.

11. Authority. Each party hereto represents and warrants that the agent, partner or officer executing this Amendment on its behalf is fully authorized, directed and empowered to

Docusign Envelope ID: 012349B9-4685-42E6-89F3-655900C26A11

execute and deliver this Amendment in such capacity as the act and deed of the party on whose behalf he or she is executing this Amendment and that all partnership, corporate or company action requisite to such execution and delivery has been taken by such party.

12. Multiple Counterparts; Facsimile Signatures. Multiple copies of this Amendment may be executed by the parties hereto. Each such executed copy shall have the full force and effect of an original executed instrument. To facilitate the execution of this Amendment, the parties may execute and exchange facsimile counterparts of the signature pages by e-mail or fax transmission, and such facsimile signatures shall be deemed original.

[Signature Pages to Follow]

IN WITNESS WHEREOF, Landlord and Tenant have executed this Amendment as of the Effective Date.

LANDLORD:

INTERNATIONAL BANK OF COMMERCE, LAREDO,TEXAS,
a Texas state bank

By: Robert Barnes

Name: Robert Barnes

Title: Chairman - IBC Austin

TENANT:

SHATTUCK LABS, INC.,
a Delaware corporation

By: DocuSigned by: Taylor H. Schreiber D87E365E26AF42B...

Name: Taylor Schreiber, MD, PhD

Title: Chief Executive Officer

EXHIBIT A


Give-back Space
2,601 RSF
2,145 USF
2,601 RSF
Reduced Lease
Premises
5,441 RSF
4,488 USF
5,441 RSF